[Execution Copy]

AMENDMENT NO. 3

to that certain

AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 3 (this “Amendment”), dated as of January 30, 2015, relates to that certain AMENDED AND RESTATED GLOBAL REVOLVING CREDIT AGREEMENT, dated as of June 8, 2011 (as amended, the “Credit Agreement”), by and among (i) RYDER SYSTEM, INC., a corporation organized under the laws of Florida (“Ryder”), RYDER TRUCK RENTAL HOLDINGS CANADA LTD. (“Ryder Holdings Canada”), RYDER TRUCK RENTAL CANADA LTD. (“Ryder Canada Limited” and together with Ryder Holdings Canada, the “Canadian Borrowers”), RYDER LIMITED, a corporation organized under the laws of England and Wales (“Ryder Limited”), RYDER SYSTEM HOLDINGS (UK) LIMITED (“RSH” and together with Ryder Limited, the “U.K. Borrowers”) and RYDER PUERTO RICO, INC. (“Ryder PR”), a corporation organized under the laws of Delaware, (ii) the lending institutions identified as Banks therein, (iii) BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent for the Banks (the “Administrative Agent”), (iv) ROYAL BANK OF CANADA, as Canadian agent for the Banks (the “Canadian Agent”) and (v) THE ROYAL BANK OF SCOTLAND PLC, as United Kingdom agent for the Banks (the “U.K. Agent” and, together with the Administrative Agent and the Canadian Agent, the “Agents”), with MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED acting as joint lead arranger and sole book runner thereunder and with The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., RBS Securities Inc., Wells Fargo Securities, LLC, RBC Capital Markets, US Bank, National Association and BNP Paribas will act as joint lead arrangers, together with Merrill Lynch, Pierce, Fenner & Smith Incorporated. Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

WHEREAS, each of Ryder, the Canadian Borrowers, the U.K. Borrowers and Ryder PR (collectively, the “Borrowers”) has requested that the Banks agree, and the Banks party hereto have agreed, on the terms and subject to the conditions set forth herein, to amend certain of the terms and provisions of the Credit Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in §4 below:
(a)    Schedule 1. Schedule 1, attached to the Credit Agreement, is hereby amended and restated in its entirety and replaced with Schedule 1 attached hereto as Exhibit A.
(b)    New Definitions. The Credit Agreement is hereby amended by inserting each of the following new definitions in §1.1 of the Credit Agreement in the appropriate alphabetical order:
Amendment No. 3. Amendment No. 3, dated as of January 30, 2015, to the Amended and Restated Global Revolving Credit Agreement, among the Borrowers, the Guarantors, the Banks and the Agents.
Designated Jurisdiction. Any country or territory to the extent that such country or territory itself is the subject of any Sanction.
FATCA. Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.
OFAC. The Office of Foreign Assets Control of the United States Department of the Treasury.
Reference Rate. Any of the Sterling Reference Rate, the Reference U.K. Dollar Base Rate and/or the Euro Reference Rate.
Responsible Officer. The chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Borrower and, solely for purposes of notices given pursuant to §2, any other officer or employee of the applicable Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Borrower designated in or pursuant to an agreement between the applicable Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.
Sanction(s). Any sanction laws relating to terrorism and anti-money laundering administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Canadian government.
(c)    Existing Definitions. The Credit Agreement is hereby amended by amending and restating each of the following existing definitions set forth in §1.1 of the Credit Agreement as follows:
Domestic Base Rate. For any day, a fluctuating rate per annum equal to the highest of (a) the annual rate of interest announced from time to time by Bank of America as its “prime rate”, (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate and (c) the Domestic LIBOR Rate plus 1.00%; and if the Domestic Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Domestic Swing Line Lenders. Bank of America and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (and including each such Person’s permitted successors in such capacity).

Excluded Taxes. With respect to any Agent, any Bank, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income or profits (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Bank that has failed to comply with clause (A) of §6.2(a)(ii), (d) in the case of a Bank (other than an assignee pursuant to a request by the Borrowers under §6.14), any tax that (i) is required to be imposed on amounts payable to a Bank pursuant to the Laws in force on the Closing Date or (ii) after the Closing Date, is attributable to such Bank’s failure (other than as a result of a Change in Law) to comply with clause (B) of §6.2(a)(ii), except to the extent that such Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to §19(a)(ii) or (iii) and (e) any U.S. federal withholding Taxes imposed pursuant to FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Bank hereunder or under any other Loan Document, provided that such Bank shall have complied with §6.2(a)(i) to the extent such Bank may lawfully do so.

Interest Period. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the applicable Borrower(s) in accordance with this Agreement for any LIBOR Rate Loan, 1, 2, 3, 6 or, if agreed to by all Banks, 9 or 12 months, or in the case of U.K. Loans, one (1) week; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the applicable Borrower(s) in accordance with this Agreement; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next succeeding Business Day; provided further that for any Interest Period for any LIBOR Rate Loan (except, in the case of U.K. Loans having an Interest Period of one (1) week), if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Period shall be deemed to end on the next preceding Business Day; and provided further that no Interest Period shall extend beyond the Maturity Date, as applicable.

Issuing Bank. Bank of America, U.S. Bank, National Association and/or Wells Fargo Bank, N.A., each in its capacity as issuer of Letters of Credit for the account of Ryder and its domestic Subsidiaries, or any successor issuer of Letters of Credit for the account of such Borrower pursuant to §21.8 hereunder.

Maturity Date. January 30, 2020.

RBS-U.K. Sterling Reference Rate. The annual rate of interest equal to the sum of (i) the cost of funds offered to the U.K. Agent in the London interbank market for overdrafts denominated in Sterling plus (ii) two percent (2.00%).

RBS-U.K. Euro Reference Rate. The annual rate of interest equal to the sum of (i) the cost of funds offered to the U.K. Agent in the London interbank market for overdrafts denominated in Euros plus (ii) two percent (2.00%).

Total Canadian Commitment. The sum of the Canadian Commitments of the Canadian Banks, as in effect from time to time. The Total Canadian Commitment shall not, at any time, exceed $125,000,000.

Total Commitment. The sum of the Total Canadian Commitment, the Total Domestic Commitment, the Total U.K. Commitment and the Total PR Commitment, each as in effect from time to time. The Total Commitment shall not, at any time, exceed $1,200,000,000.

Total PR Commitment. The sum of the PR Commitments of the PR Banks, as in effect from time to time. The Total PR Commitment shall not, at any time, exceed $15,000,000.

Total U.K. Commitment. The sum of the U.K. Commitments of the U.K. Banks, as in effect from time to time. The Total U.K. Commitment shall not, at any time, exceed $125,000,000.

U.K. Dollar Base Rate. The annual rate of interest equal to the sum of (i) the cost of funds offered to the U.K. Agent in the London interbank market for overdrafts denominated in Dollars plus (ii) two percent (2.00%).

(d)    Definition of Domestic LIBOR Rate. The Credit Agreement is hereby amended by adding the following sentence at the end of the definition of “Eurodollar Base Rate” set forth in the definition of “Domestic LIBOR Rate” in §1.1 of the Credit Agreement:
If the Eurodollar Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(e)    Definition of EURIBOR Rate. The Credit Agreement is hereby amended by adding the following sentence at the end of the definition of “EURIBOR Rate” in §1.1 of the Credit Agreement:
If the London Interbank Offered Rate (or a comparable or successor rate as herein set forth) shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
(f)    Definition of Domestic Swing Line Commitment. The Credit Agreement is hereby amended by adding the following sentence at the end of the definition of "Domestic Swing Line Commitment" set forth in §1.1 of the Credit Agreement:
On the effective date of Amendment No. 3, (i) the Domestic Swing Line Commitment of Bank of America is $25,000,000 and (ii) the Domestic Swing Line Commitment of The Bank of Tokyo-Mitsubishi UFJ, Ltd. is $25,000,000.
(g)    Amendment to Reference Screens.
(i)    The Credit Agreement is hereby amended by deleting each reference to “Reuters screen page” set forth in each of the definitions of “Eurodollar Base Rate”, “EURIBOR Rate”, “Sterling LIBOR Rate” and “U.K. Dollar LIBOR Rate” and substituting in lieu thereof the words “Bloomberg screen page”.
(ii)    The Credit Agreement is hereby further amended by deleting each reference to “British Bankers Association Interest Settlement Rate” in each of the definitions of “Sterling LIBOR Rate” and “U.K. Dollar LIBOR Rate” and substituting in lieu thereof the words “ICE Interest Settlement Rate”.
(h)    Definition of Pricing Table. The Credit Agreement is hereby amended by deleting in its entirety the table set forth in the definition of “Pricing Table” in §1.1 of the Credit Agreement and substituting the following new table in lieu thereof:

Level	Senior Public Debt Rating	Applicable Facility Fee Rate	Applicable Margin on LIBOR Rate Loans / Letter of Credit Fees / Applicable Acceptance Fee Rate	Applicable Margin on Base Rate Loans	Applicable Margin on Swing Line Loans
I	A / A2 / A or better	7.5	80.0	0	0
II	A- / A3 / A-	9.0	91.0	0	0
III	BBB+ / Baa1 / BBB+	10.0	102.5	2.5	2.5
IV	BBB / Baa2 / BBB	15.0	110.0	10.0	10.0
V	BBB- / Baa3 / BBB-	20.0	130.0	30.0	30.0
VI	Worse than BBB- / Baa3 / BBB-	25.0	150.0	50.0	50.0

(i)    Definition of “U.K. Dollar LIBOR Rate”. The Credit Agreement is hereby amended by adding the following sentence at the end of the definition of "U.K. Dollar LIBOR Rate" in §1.1 of the Credit Agreement:
If the London Interbank Offered Rate (or a comparable or successor rate as herein set forth) shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
(j)    Amendment to §2.4(b)(iii) of the Credit Agreement. The Credit Agreement is hereby amended by deleting in its entirety §2.4(b)(iii) of the Credit Agreement and substituting the following new §2.4(b)(iii) in lieu thereof:
(iii)    No Reallocation shall increase (A) the Total Canadian Commitment in excess of $125,000,000, (B) the Total U.K. Commitment in excess of $125,000,000 or (C) the Total PR Commitment in excess of $15,000,000.

(k)    Amendment to §2.6 of the Credit Agreement.
(i)    Section 2.6(c) of the Credit Agreement is hereby amended by amending and restating the first sentence of such Section as follows: “Each U.K. Loan (other than the U.K. Swing Line Loans) shall bear interest on the outstanding principal amount thereof at the rate per annum equal to (i) the U.K. Dollar Base Rate plus the Applicable Margin on all Base Rate Loans denominated in Dollars, (ii) the Sterling LIBOR Rate plus the Applicable Margin on all LIBOR Rate Loans denominated in Sterling, (iii) the U.K. Dollar LIBOR Rate plus the Applicable Margin on all LIBOR Rate Loans denominated in Dollars or (iv) the EURIBOR Rate plus the Applicable Margin on all LIBOR Rate Loans denominated in Euro.”
(ii)    Section 2.6 of the Credit Agreement is hereby further amended by adding the following new clause (f) to §2.6 in alphabetical order:
(f)    No U.K. Reference Bank is under any obligation to provide a quotation for a Reference Rate. In the event that a U.K. Reference Bank does not provide such a Reference Rate, the U.K. Agent shall enter into negotiations (acting in good faith) with Ryder with a view to agreeing a substitute basis for determining the rate of interest.
(l)    Amendment to §2.7 of the Credit Agreement.
(i)    Section 2.7 of the Credit Agreement is hereby amended by amending and restating the first sentence set forth in subparagraph (a) of §2.7 of the Credit Agreement as follows: “Ryder shall give to the Administrative Agent written notice appropriately completed and signed by a Responsible Officer of Ryder in the form of Exhibit B-1 hereto (or telephonic notice confirmed in writing or a facsimile in the form of Exhibit B-1 hereto, or as provided in §2.12(c) with respect to actual or deemed requests for Domestic Base Rate Loans) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) of each Domestic Loan requested hereunder (a “Domestic Loan Request”) not later than (i) 11:00 a.m. (Eastern time) on the proposed Drawdown Date of any Domestic Loan that is a Base Rate Loan, or (ii) 11:00 am (Eastern time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Domestic Loan that is a LIBOR Rate Loan.”

(ii)    Section 2.7 of the Credit Agreement is hereby amended by amending and restating the first sentence set forth in subparagraph (b) of §2.7 of the Credit Agreement as follows: “The Canadian Borrowers shall give to the Canadian Agent written notice appropriately completed and signed by a Responsible Officer of the Canadian Borrowers in the form of Exhibit B-2 hereto (or telephone notice confirmed in writing or a facsimile in the form of Exhibit B-2 hereto or as provided in §2.14(c) with respect to actual or deemed requests for Canadian Base Rate Loans) or such other form as may be approved by the Canadian Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Canadian Agent) of each Canadian Loan requested hereunder (a “Canadian Loan Request”) not later than (i) 12:00 noon (Toronto time) one (1) Business Day prior to the proposed Drawdown Date of any Canadian Loan that is a Base Rate Loan, or (ii) 12:00 noon (Toronto time) three (3) Canadian Business Days prior to the proposed Drawdown Date of any Canadian Loan that is a LIBOR Rate Loan.”

(iii)    Section 2.7 of the Credit Agreement is hereby amended by amending and restating the first sentence set forth in subparagraph (c) of §2.7 of the Credit Agreement as follows: “The U.K. Borrowers shall give to the U.K. Agent written notice appropriately completed and signed by a Responsible Officer of the U.K. Borrowers in the form of Exhibit B-3 hereto (or telephone notice confirmed in writing or a facsimile in the form of Exhibit B-3 hereto or as provided in §2.13(c) with respect to actual or deemed requests for U.K. Base Rate Loans) or such other form as may be approved by the U.K. Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the U.K. Agent) of each U.K. Loan requested hereunder (a “U.K. Loan Request”) not later than (i) 12:00 noon (London time) one (1) Business Day prior to the proposed Drawdown Date of any U.K. Loan that is a Base Rate Loan or any U.K. LIBOR Rate Loan denominated in Sterling or (ii) 12:00 noon (London time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any U.K. Loan that is a LIBOR Rate Loan denominated in U.S. Dollars or any EURIBOR Rate Loan.”

(iv)    Section 2.7 of the Credit Agreement is hereby amended by amending and restating the first sentence set forth in subparagraph (d) of §2.7 of the Credit Agreement as follows: “Ryder PR shall give the Administrative Agent written notice appropriately completed and signed by a Responsible Officer of Ryder PR in the form of Exhibit B-4 hereto (or telephone notice confirmed in writing or a facsimile in the form of Exhibit B-4) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) of each PR Loan requested hereunder (a “PR Loan Request”) not later than (i) 11:00 a.m. (Eastern time) on the proposed Drawdown Date of any PR Loan that is to bear interest calculated by reference to the Domestic Base Rate, or (ii) 11:00 a.m. (Eastern time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any PR Loan that is to bear interest calculated by reference to the Domestic LIBOR Rate.”

(m)    Amendment to §2.12 of the Credit Agreement. The Credit Agreement is hereby amended by amending and restating the first sentence set forth in subparagraph (b) of §2.12 of the Credit Agreement as follows: “When Ryder desires the Domestic Swing Line Lenders to make a Domestic Swing Line Loan, it shall send to the Domestic Swing Line Lenders and the Administrative Agent written notice appropriately completed and signed by a Responsible Officer of Ryder in the form of Exhibit G-1 hereto (or telephonic notice confirmed in a writing in the form of Exhibit G-1 hereto) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) of each Domestic Swing Line Loan requested hereunder (a “Domestic Swing Line Loan Request”) not later than 2:00 p.m. (Eastern time) on the proposed Drawdown Date of any Domestic Swing Line Loan.”
(n)    Amendment to §2.13 of the Credit Agreement. The Credit Agreement is hereby amended by amending and restating the first sentence set forth in subparagraph (b) of §2.13 of the Credit Agreement as follows: “When the U.K. Borrowers desire the U.K. Agent to make a U.K. Swing Line Loan, they shall send to the U.K. Agent written notice appropriately completed and signed by a Responsible Officer of the U.K. Borrowers in the form of Exhibit G-2 hereto (or telephonic notice confirmed in a writing in the form of Exhibit G-2 hereto) or such other form as may be approved by the U.K. Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the U.K. Agent) of each U.K. Swing Line Loan requested hereunder (a “U.K. Swing Line Loan Request”) not later than 12:00 p.m. (London time) on the proposed Drawdown Date of any U.K. Swing Line Loan.”
(o)    Amendment to §2.14 of the Credit Agreement. The Credit Agreement is hereby amended by amending and restating the first sentence set forth in subparagraph (b) of §2.14 of the Credit Agreement as follows: “When the Canadian Borrowers desire the Canadian Swing Line Lender to make a Canadian Swing Line Loan, they shall send to the Canadian Swing Line Lender written notice appropriately completed and signed by a Responsible Officer of the Canadian Borrowers in the form of Exhibit G-3 hereto (or telephonic notice confirmed in a writing in the form of Exhibit G-3 hereto) or such other form as may be approved by the Canadian Swing Line Lender (including any form on an electronic platform or electronic transmission system as shall be approved by the Canadian Swing Line Lender) of each Canadian Swing Line Loan requested hereunder (a “Canadian Swing Line Loan Request”) not later than 2:00 p.m. (Toronto time) on the proposed Drawdown Date of any Canadian Swing Line Loan.”
(p)    Amendment to §2 of the Credit Agreement. The Credit Agreement is hereby amended by adding the following new §2.18 to the Credit Agreement in numerical order:
§2.18.    Lending Offices. Without limiting the obligations of any Bank or any Borrower under §6.2 hereof, each Bank may fund any Loan, each Canadian Bank may accept or purchase any Bankers’ Acceptance and the Issuing Bank may issue, amend, extend or renew any Letter of Credit, in each case, through any Lending Office (as hereinafter defined), provided that the exercise of this option shall not affect the obligation of any Borrower to repay any Obligation in accordance with the terms of this Agreement. As used herein, “Lending Office” means, as to any Bank, the office or offices of such Bank described as such in such Bank’s Administrative Questionnaire, or such other office or offices as a Bank may from time to time notify Ryder and the Administrative Agent, which office may include any Affiliate of such Bank or any domestic or foreign branch of such Bank or such Affiliate. Unless the context otherwise requires each reference to a Bank shall include its applicable Lending Office.
(q)    Amendment to §4 of the Credit Agreement. The Credit Agreement is hereby amended by adding the following new §4.13 to the Credit Agreement in numerical order:
§4.13.    Acknowledgment of Multiple Issuing Banks. Each of the parties to this Agreement acknowledges that one or more Issuing Banks may issue or amend Letters of Credit as set forth in this §4 and each reference to Issuing Bank herein shall refer to the applicable Issuing Bank with respect to the Letters of Credit issued by such Issuing Bank and, as the context may require, all Issuing Banks.
(r)    Amendment to §6.2 of the Credit Agreement.
(i)    The Credit Agreement is hereby amended by amending and restating §6.2(a)(ii) in its entirety as follows:
(i)    Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,
(A)    any such Bank that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Ryder and the Administrative Agent executed copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by Ryder on behalf of such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Bank is subject to backup withholding or information reporting requirements; and
(B)    each such Foreign Bank that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to Ryder and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and, to the extent that such Bank may lawfully do so thereafter, from time to time thereafter upon the request of Ryder on behalf of such Borrower or the Administrative Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:
(I)    executed copies of Internal Revenue Service Form W-8BENE (or W-8BEN, as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)    executed copies of Internal Revenue Service Form W-8ECI,
(III)    executed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W-8BENE (or W-8BEN, as applicable), or
(V)    executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(ii)    The Credit Agreement is hereby further amended by adding the following new paragraphs (d) and (e) to §6.2 in alphabetical order:
(d)    If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to Ryder and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Ryder or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Ryder or the Administrative Agent as may be necessary for Ryder and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)    For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of Amendment No. 3, each of the Borrowers and the Administrative Agent shall treat (and the Banks hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(s)    Amendment to §7.17 of the Credit Agreement. The Credit Agreement is hereby amended by deleting in its entirety §7.17 of the Credit Agreement and substituting the following new §7.17 in lieu thereof:
§7.17.    OFAC; Anti-Corruption Laws.

(a)    Neither any Borrower, nor any of its Subsidiaries, nor, to the knowledge of any Borrower and its Subsidiaries, any director, officer, or controlled affiliate thereof, is a Person that is, or is owned or controlled by any Person that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, or (iii) organized, resident or having a place of business in a Designated Jurisdiction.

(b)    Each Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(t)    Amendment to §9 of the Credit Agreement. The Credit Agreement is hereby amended by adding the following new §9.6 and §9.7 to the Credit Agreement in numerical order:
§9.6.    Sanctions. Each of the Borrowers will not, directly or indirectly, knowingly use the proceeds of any Loan or L/C Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or (b) if such use of proceeds or funding will result in a violation by any such Person (including any Person participating in the transaction, whether as Bank, Co-Lead Arranger, Agent, Issuing Bank, Swing Line Lender) of Sanctions.

§9.7.    Anti-Corruption Laws. Each of the Borrowers will not, directly or indirectly, knowingly use the proceeds of any Loan or L/C Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

(u)    Amendment to §29 to the Credit Agreement. Section 29 of the Credit Agreement is hereby amended by adding the following new paragraph at the end thereof:
Solely with respect to a Reference Rate, each of the Agents, the Banks, the Issuing Banks and the Borrowers agrees to keep each and any quotation of a Reference Rate confidential and not to disclose such Reference Rate to any Person, except: (a) to any of its Affiliates, officers, directors, employees, professional advisers, and auditors; (b) any Person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (c) any Person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; and (d) any other Person with the consent of the relevant U.K. Reference Bank; and in each of clauses (a), (b), (c) and (d) above, the Person proposing to disclose such Reference Rate shall use commercially reasonable efforts to inform the Person receiving such Reference Rate of its confidential nature. Determinations as to whether any Reference Rate may be disclosed under clauses (a), (b) and/or (c) above shall be made by the Person proposing to disclose such Reference Rate, in each case, in its sole discretion, and such disclosure shall not require the consent of any Person. The foregoing confidentiality requirements in this paragraph notwithstanding, in the event that a Reference Rate becomes publicly available other than as a result of a breach of this paragraph by the Person proposing to disclose such Reference Rate or becomes available to the Person proposing to disclosure such Reference Rate on a nonconfidential basis from a source that is authorized to disclose such Reference Rate, the foregoing confidentiality requirements shall not apply.

(v)    Amendment to the Credit Agreement. The Credit Agreement is hereby amended by adding the following new §33 in numerical order:
§33.    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Requests, Swing Line Loan Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor the U.K. Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(w)    References to Book Manager. Each reference to “Book Manager” or “book manager” in the Credit Agreement, including on the cover page thereof, shall be replaced by the reference to “Book Runner” or “book runner”, as applicable.
§2.    Representations and Warranties. As of the Amendment Effective Date (as defined below), each of the Borrowers represents and warrants to the Banks and the Agents as follows:
(a)    Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made, and continue to be true and correct on the Amendment Effective Date (as defined below).
(b)    Authority, Etc. The execution and delivery by each of the Borrowers of this Amendment and the performance by each of the Borrowers of all of its respective agreements and obligations of this Amendment and the other documents delivered in connection therewith (collectively, the “Amendment Documents”), the Credit Agreement as amended hereby and the other Loan Documents (i) are within the corporate or company authority of such Borrower, (ii) have been duly authorized by all necessary corporate or company proceedings by such Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower, (iv) do not conflict with any provision of the formation or governing documents of, or any agreement or other instrument binding upon, such Borrower, and (v) do not require the approval or consent of, or filing with, any Person other than those already obtained.
(c)    Enforceability of Obligations. The Amendment Documents, the Credit Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.
(d)    No Default. Immediately after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or any other Loan Document.
§3.    References. Each Borrower confirms and agrees that all references to the term “Credit Agreement” in the other Loan Documents shall hereafter refer to the Credit Agreement as amended hereby.
§4.    Conditions to Effectiveness. The amendments provided for in this Amendment shall take effect upon the satisfaction of the following conditions precedent (such date, the “Amendment Effective Date”):
(a)    the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by each of the Borrowers, the Agents and the Banks, and this Amendment shall be in full force and effect;
(b)    all corporate action necessary for the valid execution, delivery and performance by the Borrowers of the Amendment shall have been duly and effectively taken, and evidence thereof certified by authorized officers of the Borrowers and satisfactory to the Banks shall have been provided to the Banks;
(c)    the Administrative Agent shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Amendment Effective Date, of (a) its charter or other incorporation documents as in effect on such date of certification and (b) its by-laws as in effect on such date;
(d)    the Administrative Agent shall have received an incumbency certificate, dated as of the Amendment Effective Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of each of the Borrowers; (b) to make Loan Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on the Borrowers’ behalf under the Loan Documents;
(e)    the Banks shall have received a favorable legal opinion from (i) Ryder Law Department, United States counsel to the Borrowers, (ii) Ashurst LLP, United Kingdom counsel to the U.K. Borrowers, (iii) Osler, Hoskin & Harcourt LLP, Ontario counsel to Ryder Canada Limited, (iv) Stewart McKelvey Stirling Scales, Nova Scotia counsel to Ryder Holdings Canada and (v) Ryder Law Department, counsel to Ryder PR, in each case, addressed to the Banks, dated the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent and the Banks;
(f)    no material adverse change, in the judgment of the Majority Banks, shall have occurred in the financial condition, results of operations, business, properties or prospects of Ryder and its Consolidated Subsidiaries, taken as a whole, since the audited financial statements of Ryder and its Consolidated Subsidiaries for the fiscal year ending December 31, 2013. There shall have occurred no material adverse change in the Senior Public Debt Ratings since December 31, 2013;
(g)    each of the Borrowers shall have paid the fees required to be paid on the Closing Date;
(h)    the receipt by the Administrative Agent of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses) for which invoices have been presented which have been incurred or sustained by the Administrative Agent in connection with this Amendment and the Credit Agreement; and
(i)    all proceedings in connection with the transactions contemplated by this Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Administrative Agent, and the Administrative Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.
§5.    Satisfaction of Conditions. Without limiting the generality of the foregoing §4, for purposes of determining compliance with the conditions specified in §4, each Bank that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the date hereof specifying its objection thereto.
§6.    [Reserved].
§7.    Miscellaneous Provisions. This Amendment shall constitute one of the Loan Documents referred to in the Credit Agreement. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Banks or the Administrative Agent to grant any similar or other future amendment of any of the terms and conditions of the Credit Agreement or the other Loan Documents or shall in any way prejudice, impair or effect any rights or remedies of the Banks and the Administrative Agent under the Credit Agreement or the other Loan Documents. THIS AMENDMENT SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)). This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. The Borrowers hereby agree to pay to the Administrative Agent on demand all reasonable costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees and disbursements of counsel for the Administrative Agent).
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement as of the date first written above.

RYDER SYSTEM, INC.
By: /s/ Branden K. Moll
Name:    Braden K. Moll
Title:    Senior Assistant Treasurer
RYDER TRUCK RENTAL CANADA LTD.
By: /s/ Branden K. Moll
Name:    Braden K. Moll
Title:    Senior Assistant Treasurer
RYDER TRUCK RENTAL HOLDINGS CANADA LTD.
By: /s/ Branden K. Moll
Name:    Braden K. Moll
Title:    Senior Assistant Treasurer
RYDER LIMITED

By: /s/ Branden K. Moll
Name:    Braden K. Moll
Title:    Director
RYDER SYSTEM HOLDINGS (UK) LIMITED
By: /s/ Calene F. Candela
Name:    Calene F. Candela
Title:    Director
RYDER PUERTO RICO, INC.
By: /s/ Branden K. Moll
Name:    Braden K. Moll
Title:    Senior Assistant Treasurer

BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

BANK OF AMERICA, N.A., as a Domestic Swing Line Lender and as Issuing Bank
By: /s/ Christopher Wozniak
Name: Christopher Wozniak
Title: Vice President

BANK OF AMERICA, N.A., as Domestic Bank
By: /s/ Christopher Wozniak
Name: Christopher Wozniak
Title: Vice President

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, as U.K. Bank
By: /s/ Gary Saint
Name: Gary Saint
Title: Director

BANK OF AMERICA, N.A., as PR Bank
By: /s/ Christopher Wozniak
Name: Christopher Wozniak
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Domestic Bank and as a Domestic Swing Line Lender
By: /s/ Lawrence Elkins
Name: Lawrence Elkins
Title: Vice President

MIZUHO BANK, LTD., as Domestic Bank
By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

MIZUHO BANK, LTD., as Canadian Bank
By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

MIZUHO BANK, LTD., as U.K. Bank
By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC, as U.K. Agent
By: /s/ Francis Carey
Name: Francis Carey
Title: Director, Syndicated Loans Agency
THE ROYAL BANK OF SCOTLAND PLC, as Domestic Bank
By: /s/ James Welch
Name: James Welch
Title: Director

THE ROYAL BANK OF SCOTLAND PLC, as U.K. Bank
By: /s/ Stephen Davison
Name: Stephen Davison
Title: Relationship Director

WELLS FARGO BANK, N.A., as Domestic Bank and as Issuing Bank
By: /s/ Kay Reedy
Name: Kay Reedy
Title: Managing Director

ROYAL BANK OF CANADA, as Canadian Agent
By: /s/ Yvonne Brazier
Name: Yvonne Brazier
Title: Manager Agency Services

ROYAL BANK OF CANADA, as Canadian Bank
By: /s/ Kevin Flynn
Name: Kevin Flynn
Title: Authorized Signatory

ROYAL BANK OF CANADA, as Canadian Swing Line Lender
By: /s/ Kevin Flynn
Name: Kevin Flynn
Title: Authorized Signatory

ROYAL BANK OF CANADA, as Domestic Bank
By: /s/ Kevin Flynn
Name: Kevin Flynn
Title: Authorized Signatory
U.S. BANK N.A., as Domestic Bank and as Issuing Bank
By: /s/ Michael P. Dickman
Name: Michael P. Dickman
Title: Vice President

BNP PARIBAS, as Domestic Bank
By: /s/ Mike Shryock
Name: Mike Shryock
Title: Managing Director

By: /s/ Emma Petersen
Name: Emma Petersen
Title: Vice President

THE BANK OF NEW YORK MELLON, as Domestic Bank
By: /s/ David Wirl
Name: David Wirl
Title: Managing Director

REGIONS BANK, as Domestic Bank
By: /s/ Melissa Dobrovolski
Name: Melissa Dobrovolski
Title: Portfolio Manager / Vice President

PNC BANK, NATIONAL ASSOCIATION, for itself and as successor to RBC Bank (USA), as Domestic Bank
By: /s/ David A. Coleman
Name: David A. Coleman
Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as Domestic Bank
By: /s/ Robert M. Searson
Name: Robert M. Searson
Title: Senior Vice President

Exhibit A

Schedule 1

(attached)

Banks	Domestic Commitment	Domestic Commitment Percentage	Canadian Commitment	Canadian Commitment Percentage	U.K. Commitment	U.K. Commitment Percentage	P.R Commitment	P.R. Commitment Percentage	Total Commitment	Total Commitment Percentage
Bank of America, N.A.	$70,000,000.00	7.486631016%	$0.00	0.000000000%	$0.00	0.000000000%	$15,000,000.00	100.000000000%	$85,000,000.00	7.083333333%
Bank of America Merrill Lynch International Limited	$0.00	0.000000000%	$0.00	0.000000000%	$35,000,000.00	28.000000000%	$0.00	0.000000000%	$35,000,000.00	2.916666667%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$120,000,000.00	12.834224600%	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$120,000,000.00	10.000000000%
Mizuho Bank, Ltd.	$50,000,000.00	5.347593583%	$45,000,000.00	36.000000000%	$25,000,000.00	20.000000000%	$0.00	0.000000000%	$120,000,000.00	10.000000000%
Royal Bank of Scotland	$55,000,000.00	5.882352941%	$0.00	0.000000000%	$65,000,000.00	52.000000000%	$0.00	0.000000000%	$120,000,000.00	10.000000000%
Wells Fargo Bank, N.A.	$120,000,000.00	12.834224600%	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$120,000,000.00	10.000000000%
Royal Bank of Canada	$40,000,000.00	4.278074866%	$80,000,000.00	64.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$120,000,000.00	10.000000000%
U.S. Bank N.A.	$120,000,000.00	12.834224600%	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$120,000,000.00	10.000000000%
BNP Paribas	$120,000,000.00	12.834224600%	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$120,000,000.00	10.000000000%
The Bank of New York Mellon	$55,000,000.00	5.882352941%	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$55,000,000.00	4.583333333%
Regions Bank	$55,000,000.00	5.882352941%	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$55,000,000.00	4.583333333%
PNC Bank, National Association	$75,000,000.00	8.021390374%	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$75,000,000.00	6.250000000%
Branch Banking and Trust Company	$55,000,000.00	5.882352941%	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$55,000,000.00	4.583333333%
Total:	$935,000,000.00	100.000000000%	$125,000,000.00	100.000000000%	$125,000,000.00	100.000000000%	$15,000,000.00	100.000000000%	$1,200,000,000.00	100.000000000%

Domestic Swing Line Commitments

Bank of America, N.A.                    $25,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.        $25,000,000

A/76577531.8